UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2022

CAPSTAR FINANCIAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	001-37886	81-1527911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Demonbreun Street, Suite 700
Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 732-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CSTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders (the “Annual Meeting”) of CapStar Financial Holdings, Inc. (the Company”) was held on April 21, 2022. At the Annual Meeting, the Company’s shareholders (i) elected eleven (11) directors, (ii) approved, on a non-binding, advisory basis, the compensation paid to our named executive officers, (iii) voted, on a non-binding advisory basis, on how often we will hold advisory votes on the compensation paid to our named executive officers and (iv) ratified the appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm. The Proposals presented at the Annual Meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A that was filed with the United States Securities and Exchange Commission on March 10, 2022 (the “Proxy Statement”). Holders of 18,737,300 shares of the Company’s common stock, or approximately 84.3% of the 22,226,070 shares of common stock that are issued and outstanding and entitled to vote, were present in person or represented by proxy at the Annual Meeting.

The following are the final voting results on the Proposals presented to the Company’s shareholders at the Annual Meeting.

Proposal 1: Election of Directors

At the Annual Meeting, eleven (11) Directors were recommended for election to serve on the Company’s Board of Directors (the “Board”) until the 2023 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Former Chairman Dennis C. Bottorff did not stand for re-election and retired from our Board at the Annual Meeting. The Company’s shareholders elected by the following vote each of the eleven (11) director nominees nominated by the Company’s Board to serve as directors until the 2023 annual meeting of shareholders and until their successors have been duly elected and qualified:

Director	For	Withhold	Broker Non-Votes
L. Earl Bentz	13,594,008	166,990	4,976,302
Sam B. DeVane	13,556,578	204,420	4,976,302
Thomas R. Flynn	13,579,829	181,169	4,976,302
Louis A. Green III	13,644,755	116,243	4,976,302
Valora S. Gurganious	13,330,072	430,926	4,976,302
Myra NanDora Jenne	13,611,462	149,536	4,976,302
Joelle J. Phillips	13,289,505	471,493	4,976,302
Timothy K. Schools	13,415,203	345,795	4,976,302
Stephen B. Smith	13,483,968	277,030	4,976,302
James S. Turner, Jr.	13,478,356	282,642	4,976,302
Toby S. Wilt	13,459,803	301,195	4,976,302

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The Company's shareholders approved, on a non-binding advisory basis, executive officer compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
13,122,928	311,598	326,472	4,976,302

Proposal 3: Advisory Vote on Frequency of Say-On-Pay Vote

The Company's shareholders selected, on a non-binding advisory basis, every one year as the frequency with which the Company should hold votes on executive officer compensation. The voting results were as follows:

1 Yr	2 Yr	3 Yr	Abstain	Broker Non-Votes
12,789,169	1,154	539,202	431,473	4,976,302

Proposal 4: Ratification of Elliott Davis, LLC as the Company’s Independent Registered Public Accounting Firm

The Company’s shareholders ratified the Board’s appointment of Elliott Davis, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
18,617,794	321	119,185	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPSTAR FINANCIAL HOLDINGS, INC.

Date:	April 27, 2022	By:	/s/ Michael J. Fowler
Michael J. Fowler Chief Financial Officer